Exhibit 32.1

18 U.S.C. Section 1350 CERTIFICATIONS

Harry Kletter and Alan L. Schroering, being the Chief Executive Officer and Chief Financial Officer, respectively, of Industrial Services of America, Inc., hereby certify as of this 4th day of August, 2004, that the Form 10-Q for the Quarter ended June 30, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Industrial Services of America, Inc.

DATE: August 4, 2005	/s/ Harry Kletter
Harry Kletter, Chief Executive Officer

DATE: August 4, 2005	/s/ Alan L. Schroering
Alan L. Schroering, Chief Financial Officer